Exhibit 99.1

MISTRAS Announces Second Quarter and First Half 2026 Results

Continued Revenue Growth of 4.2%,
Expansion in Gross Profit Margin of 10 Basis Points to 29.2%,
GAAP Net Income of $7.6 million and Earnings Per Diluted Share of $0.23,
Adjusted EBITDA (non-GAAP) of $25.8 million, an Increase of 7.0%,
Increases Fiscal Year 2026 Revenue and Adjusted EBITDA Guidance

PRINCETON JUNCTION, N.J., August 10, 2026 (GLOBE NEWSWIRE) -- MISTRAS Group, Inc. (NYSE: MG), a global leader in technology-enabled industrial asset integrity and testing solutions, today reported financial results for its second quarter and six months ended June 30, 2026.

Second Quarter 2026 Highlights*
•Revenue of $193.1 million, an increase of 4.2%, driven by demand growth in Infrastructure, Power Generation, and Aerospace & Defense end markets
•Gross profit of $56.4 million, reflecting a gross profit margin of 29.2%, an increase of 10 basis points
•Income from operations of $12.9 million, an increase of $4.5 million, or 53.6%
•GAAP net income of $7.6 million, with earnings per diluted share of $0.23
•Non-GAAP net income of $9.1 million, with non-GAAP earnings per diluted share of $0.28
•Record second quarter adjusted EBITDA of $25.8 million, an increase of 7.0%, with an Adjusted EBITDA margin of 13.3%, up 30 basis points

Year to Date 2026 Highlights*
•Revenue of $362.2 million, an increase of 4.4%, driven by demand growth in Infrastructure, Power Generation, and Aerospace & Defense end markets
•Gross profit of $101.2 million, reflecting a gross profit margin of 27.9%, an increase of 60 basis points
•Income from operations of $17.6 million, an increase of $10.2 million, or 137.7%
•GAAP net income of $10.0 million, with earnings per diluted share of $0.30
•Non-GAAP net income of $11.7 million, with non-GAAP earnings per diluted share of $0.35
•Adjusted EBITDA of $40.1 million, an increase of 10.9%, with an Adjusted EBITDA margin of 11.1%, up 70 basis points

*All comparisons are consolidated and versus the equivalent prior year period, unless otherwise noted. Please see the reconciliations of non-GAAP financial measures used herein to the most directly comparable GAAP measures and additional information about the non-GAAP financial measures set forth in the tables attached to this press release.

Management Commentary
Natalia Shuman, President and Chief Executive Officer, commented, “Our second quarter results show continued progress against the transformation we outlined under Vision2030. We generated $193.1 million in revenue, delivered $25.8 million of Adjusted EBITDA in the second quarter, achieved significantly improved free cash flow with an increase of $23.9 million quarter-over-quarter, and continued to position the business around higher-growth, higher-value end markets. Q2 also marked the fourth consecutive quarter of mid-single-digit revenue growth, a notable benchmark that underscores MISTRAS becoming a more diversified, more technology-enabled, and less cyclical company.

“We are continuing to see favorable demand trends, particularly in the Aerospace & Defense (A&D), Infrastructure, and Power Generation end markets, which we expect to support growth through the remainder of the year as we continue to navigate a dynamic Oil & Gas market. Within A&D, demand is temporarily outpacing capacity, supported by a healthy backlog, strong customer relationships, and the mission-critical nature of the work, and we are investing meaningfully to expand capacity in our in-lab testing operations, with a particular focus on automation and throughput with a target to increase capacity. Both Infrastructure and Power Generation end markets are capitalizing on continued investment in data center construction and broader energy infrastructure, particularly as customers require quality assurance, inspection, commissioning support, and asset integrity expertise across increasingly complex projects.”

“Entering the second half of 2026, we remain focused on improving operational execution, driving efficiency, and enhancing cash flow and working capital performance. We expect to generate meaningful free cash flow while continuing to invest in the capacity, people, and capabilities needed to support long-term growth."

Second Quarter and First Half 2026 Financial Results

Net income was $7.6 million in the second quarter, or $0.23 per diluted share, compared to net income of $3.0 million, or $0.10 per diluted share, in the prior year comparable period. Second quarter net income excluding special items (non-GAAP) was $9.1 million, or $0.28 per diluted share, compared to net income excluding special items (non-GAAP) of $5.8 million, or $0.19 per diluted share, in the prior year comparable period.

In the first half of 2026, net cash provided by operating activities was $17.7 million, an increase from $3.6 million of net cash used by operating activities in the prior year period, largely due to significantly expanded net income and improved working capital timing.

Free cash flow (non-GAAP) was $3.7 million in the first half of 2026, compared to negative $15.9 million in the prior year comparable period, attributable to the same favorable factors impacting the Company's operating cash flow. The Company expects free cash flow to continue to expand over the remainder of 2026.

The Company’s gross debt was $172.1 million as of June 30, 2026, compared to $178.0 million as of December 31, 2025 and $181.4 million as of March 31, 2026. The decrease in gross debt during the period was attributable to the positive impacts to cash flow described above. The Company’s net debt, a non-GAAP financial measure, was $150.1 million as of June 30, 2026.

The Company’s trailing 12-month total consolidated debt leverage ratio as defined in the Company's credit agreement was 2.2x as of June 30, 2026, which represents the Company’s lowest leverage ratio since 2018, which is well within the total consolidated debt leverage ratio of 3.75x required under its credit agreement.

The Company’s capital allocation strategy remains focused on the use of residual free cash flow to pay down debt to a targeted 2x leverage ratio by the end of 2026, as well as continue to make capital investments into higher growth, higher value areas as governed by the strategic plan.

2026 Outlook Guidance Raised
The Company is increasing its full-year guidance to $740.0 million to $755.0 million in revenue and $92.0 million to $95.0 million in Adjusted EBITDA.

This reflects continued strength in its strategic growth markets, partially offset by a lower level of activity in its volatile Oil & Gas end market, attributable to ongoing macro environment factors including higher crude oil prices The Company continues to see favorable demand trends, particularly in its Aerospace & Defense and Infrastructure end markets, which it expects to support growth throughout the remainder of the year.

Conference Call
MISTRAS will hold a conference call on August 11, 2026, at 9:00 a.m. Eastern Time to discuss its financial results. To listen to the live webcast of the conference call, visit the Investor Relations section of MISTRAS Group’s website. Individuals wishing to participate in the live question and answer session may pre-register at the following link: https://investors.mistrasgroup.com/events/event-details/fiscal-2026-q2-earnings-call.

About MISTRAS Group, Inc.
MISTRAS Group, Inc. (NYSE: MG) is a global leader in technology-enabled industrial asset integrity and laboratory testing solutions, serving critical strategic markets including oil & gas, aerospace & defense, industrials, power generation & transmission, infrastructure, engineering, and research. MISTRAS provides a diversified portfolio of products and services, ranging from advanced non-destructive testing and pipeline inspections to real-time condition monitoring, maintenance planning, and specialized engineering, powered by a proprietary management software suite that centralizes integrity data for predictive analytics and benchmark analysis. With a long-standing track record of innovation and deep industry expertise, MISTRAS helps clients reduce risk, extend asset life, and optimize operational performance. Learn more at www.mistrasgroup.com.

INVESTORS CONTACT:
Edward J. Prajzner
Senior Executive Vice President & Chief Financial Officer
+1 (833) MISTRAS | investors@mistrasgroup.com

Forward-Looking and Cautionary Statements
Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements under the heading “2026 Outlook,” investments in our platforms and integrated solutions, demand growth in certain of our end markets, the Company’s expectations regarding investments in higher growth end markets, the Company's expectations regarding continued growth, increased free cash flow and margin expansion, the impacts of the recent conflict in the Middle East, and additional operational and strategic actions that we expect or seek to take in furtherance of our strategies and activities to enhance our financial results and future growth. Such forward-looking statements relate to MISTRAS' financial results and estimates, products and services, business model, operational and strategic initiatives to improve operating leverage, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. Such risks, uncertainties and contingencies include, among others: risks related to our dependency on customers in the oil and gas industry and the impact of global energy market volatility; risks related to ongoing geopolitical conflicts, including the war between Russia and Ukraine and the unrest in the Middle East; risks related to climate change; risks related to a reduction in business with our significant customers; risks related to our international operations; any failure in our initiatives to improve our financial performance or a delay in achieving expected results within expected time frames; risks in the inability to attract and retain a sufficient number of certified technicians, engineers and scientists; our ability to develop new asset protection solutions, increase the functionality of our current offerings and meet the needs and demands of our customers; risks regarding our information technology and security; our use of ratification intelligence in our business; changes to U.S. tariffs and import/export regulations; risks related to the concentrated ownership of our common stock. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S Securities and Exchange Commission filed on March 11, 2026, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and MISTRAS undertakes no obligation to update such statements as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), this press release also contains adjusted financial measures that are not prepared in accordance with GAAP and that we believe provide investors and management with supplemental information relating to the Company’s operating performance and trends that facilitate comparisons between periods and with respect to trends and projected information. The term "Adjusted EBITDA" used in this release is a financial measure not calculated in accordance with GAAP and is defined by the Company as net income attributable to MISTRAS Group, Inc. plus: interest expense, provision for income taxes, depreciation and amortization, share-based compensation expense, certain acquisition related costs (including transaction due diligence costs and adjustments to the fair value of contingent consideration), foreign exchange (gain) loss, other income, non-cash impairment charges, reorganization and other costs and, if applicable, certain additional special items which are noted. A reconciliation of Adjusted EBITDA to Net Income (Loss) as computed under GAAP is set forth in a table attached to this press release. The Company also uses the term “free cash flow” a non-GAAP financial measure. The Company defines "free cash flow", as cash provided by operating activities less capital expenditures (which is classified as an investing activity). The Company additionally uses the terms: “Segment and Total Company Income (Loss) from Operations (GAAP) to Income (Loss) from Operations before Special Items (non-GAAP)”, “Net Income (Loss) (GAAP) and Diluted EPS (GAAP) to Net Income Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)” which reconciles the non-GAAP amounts to the GAAP financial measure. The non-GAAP financial performance measure "Income (loss) from operations before special items” is used for each of our three operating segments, the Corporate segment and the "Total Company". Income (Loss) from operations before Special Items excludes: (a) transaction expenses related to acquisitions, such as professional fees and due diligence costs, (b) the net changes in the fair value of acquisition-related contingent consideration liabilities, (c) impairment charges, (d) reorganization and other costs, which includes items such as severance, labor relations matters and asset and lease termination costs and (e) other special items such as environmental expense and legal settlement and insurance recoveries. These adjustments have been excluded from the GAAP measure because these expenses and credits are not related to our or any individual segment's core business operations. The acquisition related costs and special items can be a net expense or credit in any given period. This press release also includes the term "net debt", a non-GAAP financial measure which the Company defines as the sum of the current and long-term portions of long-term debt, less cash and cash equivalents. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are also set forth in tables attached to this press release. Each of these non-GAAP financial measures has material limitations as a performance or liquidity measure and should not be considered alternatives to Net Income (Loss) or any other measures derived in accordance with GAAP. Because Income (loss) from operations before special items and other non-GAAP financial measures used in this press release may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2026	December 31, 2025
ASSETS	(unaudited)
Cash and cash equivalents	$21,988	$28,008
Accounts receivable, net	161,759	154,673
Other current assets	34,754	33,511
Property, plant and equipment, net	100,241	93,164
Goodwill	182,201	184,829
Other long-term assets	83,179	84,596
Total assets	$584,122	$578,781
LIABILITIES AND EQUITY
Accounts payable	$21,672	$14,943
Current portion of long-term debt	12,829	12,849
Other current liabilities	93,016	96,516
Long-term debt, net of current portion	159,264	165,143
Other long-term liabilities	57,165	53,685
Equity	240,176	235,645
Total liabilities and equity	$584,122	$578,781

Mistras Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Income (Loss)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Revenue	$193,132	$185,405	$362,166	$347,020
Cost of revenue	130,965	125,739	249,782	241,025
Depreciation	5,722	5,721	11,207	11,158
Gross profit	56,445	53,945	101,177	94,837
Selling, general and administrative expenses	38,722	39,793	75,708	75,445
Reorganization and other costs	1,527	2,951	2,002	6,038
Environmental expense	460	518	329	1,058
Research and engineering	243	269	464	568
Depreciation and amortization	2,547	1,986	5,046	4,312
Income from operations	12,946	8,428	17,628	7,416
Other income, net	(1,013)	—	(1,945)	—
Interest expense	4,138	4,239	7,017	7,563
Income (loss) before provision (benefit) for income taxes	9,821	4,189	12,556	(147)
Provision (benefit) for income taxes	2,269	1,063	2,647	(105)
Net income (loss)	7,552	3,126	9,909	(42)
Less: net income (loss) attributable to noncontrolling interests, net of taxes	(29)	109	(60)	127
Net income (loss) attributable to Mistras Group, Inc.	$7,581	$3,017	$9,969	$(169)

Net income per common share:
Basic	$0.24	$0.10	$0.31	$—
Diluted	$0.23	$0.10	$0.30	$—
Weighted-average common shares outstanding:
Basic	31,831	31,439	31,725	31,268
Diluted	32,924	31,693	32,822	31,268

Mistras Group, Inc. and Subsidiaries
Unaudited Operating Data by Segment
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue
North America	$156,629	$147,992	$291,950	$276,894
International	38,010	39,077	74,300	72,291
Products and Systems	3,918	2,740	6,571	5,831
Corporate and eliminations	(5,425)	(4,404)	(10,655)	(7,996)
Total	$193,132	$185,405	$362,166	$347,020

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Gross Profit
North America	$43,030	$40,384	$76,566	$70,549
International	11,796	12,270	21,891	21,358
Products and Systems	1,835	1,337	2,902	2,960
Corporate and eliminations	(216)	(46)	(182)	(30)
Total	$56,445	$53,945	$101,177	$94,837

Mistras Group, Inc. and Subsidiaries
Unaudited Revenues by Category
(in thousands)
Revenue by industry was as follows:

Three Months Ended June 30, 2026	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$86,044	$8,219	$85	$—	$94,348
Aerospace & Defense	19,396	7,603	169	—	27,168
Industrials	12,525	7,447	489	—	20,461
Power Generation & Transmission	12,697	1,652	562	—	14,911
Other Process Industries	6,263	4,093	27	—	10,383
Infrastructure, Research & Engineering	8,946	3,621	1,660	—	14,227
Petrochemical	2,473	1,127	—	—	3,600
Other	8,285	4,248	926	(5,425)	8,034
Total	$156,629	$38,010	$3,918	$(5,425)	$193,132

Three Months Ended June 30, 2025	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$92,634	$9,943	$239	$—	$102,816
Aerospace & Defense	16,848	7,014	140	—	24,002
Industrials	11,647	7,597	360	—	19,604
Power Generation & Transmission	9,320	2,097	376	—	11,793
Other Process Industries	5,877	5,172	—	—	11,049
Infrastructure, Research & Engineering	3,461	4,020	579	—	8,060
Petrochemical	3,112	1	—	—	3,113
Other	5,093	3,233	1,046	(4,404)	4,968
Total	$147,992	$39,077	$2,740	$(4,404)	$185,405

Six Months Ended June 30, 2026	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$162,928	$16,713	$189	$—	$179,830
Aerospace & Defense	39,099	15,506	202	—	54,807
Industrials	23,650	14,732	722	—	39,104
Power Generation & Transmission	17,890	2,442	1,104	—	21,436
Other Process Industries	11,484	7,875	39	—	19,398
Infrastructure, Research & Engineering	17,035	7,901	2,579	—	27,515
Petrochemical	5,379	2,057	—	—	7,436
Other	14,485	7,074	1,736	(10,655)	12,640
Total	$291,950	$74,300	$6,571	$(10,655)	$362,166

Six Months Ended June 30, 2025	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$178,365	$20,589	$426	$—	$199,380
Aerospace & Defense	30,855	13,295	256	—	44,406
Industrials	23,335	14,114	725	—	38,174
Power Generation & Transmission	12,544	3,082	820	—	16,446
Other Process Industries	12,378	8,916	8	—	21,302
Infrastructure, Research & Engineering	7,162	6,582	1,537	—	15,281
Petrochemical	5,635	111	—	—	5,746
Other	6,620	5,602	2,059	(7,996)	6,285
Total	$276,894	$72,291	$5,831	$(7,996)	$347,020

Consolidated Revenue by type was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue by type
Integrated Field Solutions	$164,186	$158,386	$304,047	$297,501
In-Laboratory Services	28,946	27,019	58,119	49,519
Total	$193,132	$185,405	$362,166	$347,020

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Segment and Total Company Income (Loss) from Operations (GAAP) to
Income (Loss) from Operations before Special Items (non-GAAP)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
North America:
Income from operations (GAAP)	$17,753	$16,758	$28,173	$23,273
Reorganization and other costs	510	1,113	584	2,471
Income from operations before special items (non-GAAP)	$18,263	$17,871	$28,757	$25,744
International:
Income from operations (GAAP)	$3,019	$4,004	$4,495	$5,085
Reorganization and other costs	274	92	495	270
Income from operations before special items (non-GAAP)	$3,293	$4,096	$4,990	$5,355
Products and Systems:
Income from operations (GAAP)	$676	$336	$664	$663
Reorganization and other costs	63	—	63	151
Income from operations before special items (non-GAAP)	$739	$336	$727	$814
Corporate and Eliminations:
Loss from operations (GAAP)	$(8,502)	$(12,670)	$(15,704)	$(21,605)
Environmental expense	460	518	329	1,058
Reorganization and other costs	680	1,746	860	3,146
Loss from operations before special items (non-GAAP)	$(7,362)	$(10,406)	$(14,515)	$(17,401)
Total Company:
Income from operations (GAAP)	$12,946	$8,428	$17,628	$7,416
Environmental expense	460	518	329	1,058
Reorganization and other costs	1,527	2,951	2,002	6,038
Income from operations before special items (non-GAAP)	$14,933	$11,897	$19,959	$14,512

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Cash Flow Information
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net cash provided by (used in):
Operating activities	$14,909	$(9,264)	$17,718	$(3,619)
Investing activities	(6,304)	(6,002)	(11,862)	(11,416)
Financing activities	(10,887)	15,612	(11,236)	14,910
Effect of exchange rate changes on cash	(719)	1,075	(640)	1,765
Net change in cash and cash equivalents	$(3,001)	$1,421	$(6,020)	$1,640

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Cash Provided by (used in) Operating Activities (GAAP) to Free Cash Flow (non-GAAP)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net cash provided by (used in) operating activities (GAAP)	$14,909	$(9,264)	$17,718	$(3,619)
Less:
Purchases of property, plant and equipment	(4,762)	(5,447)	(10,730)	(10,002)
Purchases of intangible assets	(1,954)	(1,025)	(3,247)	(2,292)
Free cash flow (non-GAAP)	$8,193	$(15,736)	$3,741	$(15,913)

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Gross Debt (GAAP) to Net Debt (non-GAAP)
(in thousands)

	June 30, 2026	December 31, 2025
Current portion of long-term debt	$12,829	$12,849
Long-term debt, net of current portion	159,264	165,143
Total Debt (Gross)	172,093	177,992
Less: Cash and cash equivalents	(21,988)	(28,008)
Total Debt (Net)	$150,105	$149,984

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (GAAP) to Adjusted EBITDA (non-GAAP)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Net income (loss) (GAAP)	$7,552	$3,126	$9,909	$(42)
Less: Net income (loss) attributable to non-controlling interests, net of taxes	(29)	109	(60)	127
Net income (loss) attributable to Mistras Group, Inc.	$7,581	$3,017	$9,969	$(169)
Interest expense	4,138	4,239	7,017	7,563
Provision (benefit) for income taxes	2,269	1,063	2,647	(105)
Depreciation and amortization	8,269	7,707	16,253	15,470
Share-based compensation expense(1)	2,552	1,827	3,803	3,129
Reorganization and other related costs(1)	1,527	2,951	2,002	6,038
Environmental expense	460	518	329	1,058
Foreign exchange loss (gain)	(1,013)	2,784	(1,945)	3,155
Adjusted EBITDA (non-GAAP)	$25,783	$24,106	$40,075	$36,139
Revenue	$193,132	$185,405	$362,166	$347,020
Adjusted EBITDA Margin (non-GAAP)	13.3%	13.0%	11.1%	10.4%
_______________
(1) For the three months ended June 30, 2025, the Company recognized share-based compensation expense within Reorganization and other costs of $0.5 million. For the six months ended June 30, 2025, the Company recognized share-based compensation expense within Reorganization and other costs of $1.5 million. No share-based compensation expense was recognized within Reorganization and other costs related to RSU awards for the three or six months ended June 30, 2026.

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (loss) (GAAP) and Diluted EPS (GAAP) to
Net Income Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)
(tabular dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to Mistras Group, Inc. (GAAP)	$7,581	$3,017	$9,969	$(169)
Special items	1,987	3,469	2,331	7,096
Tax impact on special items	(483)	(720)	(567)	(1,501)
Special items, net of tax	$1,504	$2,749	$1,764	$5,595
Net income attributable to Mistras Group, Inc. Excluding Special Items (non-GAAP)	$9,085	$5,766	$11,733	$5,426

Diluted EPS (GAAP)(1)	$0.23	$0.10	$0.30	$(0.01)
Special items, net of tax	0.05	0.09	0.05	0.18
Diluted EPS Excluding Special Items (non-GAAP)	$0.28	$0.19	$0.35	$0.17
_______________
(1) For the three months ended June 30, 2025, 375,000 shares, related to stock options and 877,000 shares, related to restricted stock units were anti-dilutive and therefore were excluded from the calculation of diluted earnings per share. For the six months ended June 30, 2026, 6,000 shares related to RSUs were anti-dilutive and therefore were excluded from the calculation of diluted earnings per share. For the six months ended June 30, 2025, 106,000 shares, related to stock options and 867,000 shares, related to restricted stock units were excluded from the calculation of diluted earnings per share due to the net loss for the period.